UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2024

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, David J. Salisbury notified 5E Advanced Materials, Inc. (the “Company”) of his resignation from the Company's Board of Directors (the “Board”), including as Chairman of the Board, as a member of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee, effective as of December 31, 2024. Mr. Salisbury served as Chairman of American Pacific Borates Limited, the Company’s predecessor, since August 2020, and was appointed Chairman of the Company’s Board in January 2022. Mr. Salisbury’s decision to resign was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	December 10, 2024	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer